UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2011

BENEFICIAL MUTUAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

United States	1-33476	56-2480744
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, Philadelphia, Pennsylvania	19106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 864-6000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On March 23, 2011, the management team of Beneficial Mutual Bancorp, Inc. (the “Company”), the parent company of Beneficial Bank (the “Bank”), finalized an expense management reduction program after the completion of a comprehensive review of the Company’s and Bank’s operating cost structure. The expense management reduction program was approved by the Board of Directors. Pursuant to the terms of the expense management reduction program, the Bank will reduce its workforce by approximately 4%, during the first quarter of fiscal 2011. Employees whose positions are eliminated as a result of the reduction in force will receive severance packages, which will include outplacement services. During the first quarter of 2011, the Company expects to record a charge of approximately $2.7 million, pre-tax, relating to the reduction in force.

In connection with the expense management reduction program, the Bank also intends to consolidate five of its branch locations into other branches. During the first quarter of 2011, the Company expects to record a charge of approximately $1.5 million, pre-tax, relating to the consolidation of the five branches.         .

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BENEFICIAL MUTUAL BANCORP, INC.

Date: March 25, 2011

By: /s/ Thomas D. Cestare
Thomas D. Cestare
Executive Vice President and
Chief Financial Officer